SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   MAY 3, 2005


                                  GENOMED, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


          FLORIDA                      000-49720                43-1916702
-----------------------------     ------------------     -----------------------
(State or other jurisdiction       (Commission file           (IRS Employer
     of incorporation)                 number)            Identification Number)


             9666 OLIVE BLVD., SUITE 310, ST. LOUIS, MISSOURI 63132
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
               ---------------------------------------------------
                                 (314) 983-9933

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(b) Effective May 3, 2005, the registrant has engaged Stark Winter Schenklin & Co., LLP ("SWS") of Denver, Colorado, to serve as its independent accountant to audit the registrant's financial statements.

     SWS previously served as the registrant's independent accountant for the fiscal years 2001-2004.

     The registrant has not consulted SWS regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the registrant's financial statements, and no written or oral advice was provided by SWS on any such issue that was a factor considered by registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

     The registrant has not consulted SWS on any matter that was either the subject of a disagreement or a reportable event with regard to the registrant's prior auditors.

     The registrant has provided a copy of the disclosure in this report to SWS and offered SWS the opportunity to furnish a letter to the Commission contemplated by Item 304(a)(2)(D) of Regulation S-K. SWS has advised that is does not intend to furnish such letter to the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GenoMed, Inc.


Dated:  May 6, 2005                        By:  /s/ Dr. David Moskowitz
                                                -------------------------------
                                                Dr. David Moskowitz
                                                Chairman of the Board and
                                                Chief Executive Officer